Exhibit 99.1

Kaneb Pipe Line Partners, L.P. (ticker: KPP, exchange: New York Stock Exchange)


News Release - 14-Dec-2004
[GRAPHIC OMITTED]

Valero L.P. and Kaneb Proceeding with Response to FTC Request for Additional Information on Merger

SAN ANTONIO--(BUSINESS WIRE)--Dec. 14, 2004--Valero L.P. (NYSE:VLI), Kaneb Services LLC (NYSE:KSL) and Kaneb Pipe Line Partners L.P. (NYSE:KPP) today announced that the Federal Trade Commission (FTC) has requested additional information and documentary material regarding the proposed mergers between Valero L.P. and the Kaneb companies.

The companies have been in contact with the FTC since their original filings were made November 12 and are continuing to work closely with the FTC staff.

As previously announced, the merger is currently expected to close in the first quarter of 2005, pending FTC and SEC clearance, a favorable vote by the unitholders of Valero L.P. and Kaneb Pipe Line Partners and by shareholders of Kaneb Services, and satisfaction of other customary closing conditions.

Valero L.P. owns and operates crude oil and refined product pipelines, refined product terminals and refinery feedstock storage assets primarily in Texas, New Mexico, Colorado, Oklahoma, California and Mexico. The partnership transports refined products from Valero Energy's refineries to established and growing markets in the Mid-Continent, Southwest and the Texas-Mexico border region of the United States. In addition, its pipelines, terminals and storage facilities primarily support eight of Valero Energy's key refineries with crude oil and other feedstocks as well as provide access to domestic and foreign crude oil sources. For more information, visit Valero L.P.'s web site at www.valerolp.com.

Kaneb is a single business represented by two separate publicly traded entities on the New York Stock Exchange. Kaneb's business is focused on mid-stream energy assets -- refined petroleum product pipelines, and petroleum and specialty liquids storage and terminaling facilities. Kaneb is a major transporter of refined petroleum products in the Midwest and is the second largest independent liquids terminaling company in the world. Worldwide operations include facilities in 29 states, Canada, the Netherlands Antilles, Australia, New Zealand and the United Kingdom. Its publicly traded entities are Kaneb Services LLC (NYSE:KSL) and Kaneb Pipe Line Partners, L.P., (NYSE:KPP). For more information, visit www.kaneb.com.


Investor Notice

Valero L.P. ("Valero LP") has filed on November 23, 2004 a Form S-4 Registration Statement with the Securities and Exchange Commission (SEC) regarding its proposed mergers with Kaneb Services LLC ("Kaneb Services") and Kaneb Pipe Line Partners, L.P. ("Kaneb Partners"). Valero L.P., Kaneb Services and Kaneb Partners have also filed other relevant documents with the SEC. Investors and security holders are urged to read carefully the Form S-4 Registration Statement and other relevant documents, because they contain important information regarding Valero LP, Kaneb Services, Kaneb Partners and the merger.

A definitive joint proxy statement/prospectus will be sent to security holders of Valero LP, Kaneb Services, and Kaneb Partners seeking their approval of the merger transactions. Investors and security holders may obtain a free copy of the registration statement and other relevant documents containing information about Valero LP, Kaneb Services, and Kaneb Partners, without charge, at the SEC's web site at www.sec.gov. Copies of the definitive joint proxy statement/prospectus (when available) and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to Kaneb Services or the respective partnerships.

Valero LP, Kaneb Services, Kaneb Partners, and the officers and directors of Kaneb Services and of the respective general partners of Valero LP and Kaneb Partners may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in Valero LP's, Kaneb Services', and Kaneb Partner's respective Annual Reports on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the Form S-4 Registration Statement.


CONTACT: Valero L.P., San Antonio
Investors, Eric Fisher, Vice President,
Investor Relations: 210-345-2896
or
Media, Mary Rose Brown, Senior Vice President,
Corporate Communications: 210-345-2314
Web site: http://www.valerolp.com
or
Kaneb Partners, Dallas
Investor Relations: 972-699-4041

SOURCE: Valero L.P.